Exhibit 99.1

FOR IMMEDIATE RELEASE: May 7, 2026

Leggett & Platt Reports 1Q 2026 Results

Carthage, MO, May 7, 2026 —

•	1Q sales of $918 million, a 10% decrease vs 1Q25, including a 5% decrease from divestitures

•	1Q EPS of $.14, 1Q adjusted[1] EPS of $.15, a $.09 decrease vs adjusted[1] 1Q25 EPS

•	Withdrawing previously issued 2026 guidance due to the pending acquisition by Somnigroup International

President and CEO Karl Glassman commented, “In aggregate, first quarter sales were in line with our expectations, and restructuring actions implemented over the past two years continued to deliver EBIT benefits, reflecting continued progress in structurally improving our earnings profile.

“At the same time, first quarter results reflected lower market demand across most of our businesses compared to the prior year, particularly in residential end markets. Demand in our domestic bedding business was lower than anticipated, as the overall health of the U.S. industry remains challenged across both manufacturers and retailers due to continued weakness in consumer activity. Market conditions were stable early in the quarter, and the President’s Day promotional period generally met expectations. As the quarter progressed, however, weather-related closures, economic uncertainty, and lower consumer sentiment driven by the war in Iran weighed on demand. As a result, we believe the U.S. mattress market declined by high single to low double digits in the first quarter.

“In addition to weak demand, our teams navigated a dynamic global environment related to the war in Iran, which drove higher transportation costs and increased transit times late in the quarter, as well as higher chemical prices that will begin to impact our costs in the second quarter. The combination of lower volume and continued cost pressures – most notably in our Furniture, Flooring & Textile Products segment – resulted in lower margins. We are mitigating these pressures through product and sourcing actions and by passing through price increases where appropriate.

“Despite these macroeconomic challenges and disruptions, we remain focused on our long-term priorities. As previously announced, we signed a merger agreement with Somnigroup, a valued long–standing customer and partner, that provides Leggett & Platt shareholders with an opportunity to participate in the future growth and value creation of a leading global company. For more than 140 years, Leggett & Platt has been defined by innovation, quality, and strong customer partnerships. We believe this combination positions us well to continue delivering compelling strategic and financial value for our customers, employees and shareholders.”

FIRST QUARTER RESULTS

First quarter sales were $918 million, a 10% decrease versus first quarter last year

•	2025 divestitures decreased sales 5%

•	Organic sales[2] were down 5%

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

•	Volume was down 9%, primarily from continued weak demand across most of our end markets and retailer merchandising changes in Adjustable Bed

•	Raw material-related selling price increases added 2% to sales

•	Currency benefit increased sales 2%

First quarter EBIT was $45 million, down from $63 million in first quarter 2025. Adjusted1 EBIT was $43 million, down from first quarter 2025 adjusted1 EBIT of $67 million.

•

Adjusted[1] EBIT decreased primarily from lower volume, earnings associated with the divested Aerospace business, and continued margin compression in our Flooring business driven by higher costs combined with pricing pressure resulting from the soft demand environment, partially offset by metal margin expansion in trade rod. Additionally, higher stock-based compensation expense and an increase in bad debt reserves related to Bedding customers contributed to the year-over-year decline.

EBIT margin was 4.8%, down from 6.2% in the first quarter of 2025, and adjusted1 EBIT margin was 4.7%, down from 6.5%.

First quarter EPS was $.14, an $.08 decrease versus first quarter 2025 EPS of $.22. First quarter adjusted1 EPS was $.15, down $.09 versus first quarter 2025 adjusted1 EPS of $.24.

	First Quarter Results [1]
	EBIT (millions)											EPS
	Bedding		Specialized		FF&T		Other			Total
	1Q26	1Q25	1Q26	1Q25	1Q26	1Q25	1Q26		1Q25	1Q26	1Q25	1Q26	1Q25
Reported results	$26	$10	$18	$28	$4	$25		($3)	$—	$45	$63	$.14	$.22
Adjustment items:
Gain on sale of real estate	(10)	—	—	—	—	(3)		—	—	(10)	(3)	(.05)	(.02)
Restructuring, restructuring-related, and impairment charges	5	3	—	3	<1	—		—	—	5	7	.03	.04
Somnigroup merger costs	—	—	—	—	—	—		4	—	4	—	.03	—

Total adjustments	(5)	3	—	3	<1	(3)		4	—	(1)	4	.01	.02

Adjusted results	$21	$13	$18	$32	$5	$22	<$	1	$—	$43	$67	$.15	$.24

[1]	Calculations impacted by rounding

DEBT AND CASH FLOW

•	Net Debt[1] was 2.8x trailing 12-month adjusted EBITDA[1]

•	Debt at March 31

•	Total debt of $1.5 billion in three tranches of long-term bonds at $500 million each

•	Operating cash flow was negative $56 million in the first quarter, a decrease of $63 million versus first quarter 2025, reflecting an expected larger use of working capital and lower earnings

•	Capital expenditures were $24 million

•	Dividends were $7 million

•	In February, Leggett & Platt’s Board of Directors declared a first quarter dividend of $.05 per share, flat versus last year’s first quarter dividend

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SEGMENT RESULTS – First Quarter 2026 (versus 1Q 2025)

Bedding Products –

•	Trade sales decreased 7%

•

Volume decreased 12%, primarily due to retailer merchandising changes in Adjustable Bed, volume softness in Specialty Foam, and the decision during the fourth quarter to walk away from a financially challenged customer in U.S. Spring. These declines were partially offset by higher trade rod and wire sales.

•	Raw material-related selling price increases and currency benefit added 6% to sales

•	2025 divestiture of a small U.S. machinery business reduced sales 1%

•	EBIT increased $16 million and adjusted[1] EBIT increased $8 million

•	Adjusted[1] EBIT increased primarily from metal margin expansion in trade rod and restructuring benefit partially offset by lower volume

•	We believe the U.S. mattress market was down high single to low double digits and domestic production was down high single digits in the first quarter

Specialized Products –

•	Trade sales decreased 19%

•	2025 divestiture of Aerospace reduced sales 17%

•	Volume decreased 5% from lower market demand

•	Raw material-related selling price increases added 1% to sales

•	Currency benefit increased sales 2%

•	EBIT decreased $11 million and adjusted[1] EBIT decreased $14 million

•	Adjusted[1] EBIT decreased primarily from earnings associated with the divested Aerospace business and lower volume

•	Automotive volume outperformed major market production by ~1% in the quarter

Furniture, Flooring & Textile Products –

•	Trade sales decreased 7%

•	Volume decreased 7% from declines in Home Furniture, Flooring, and Textiles partially offset by growth in Work Furniture

•	Raw material-related selling price increases and currency benefit increased sales 1%

•	2025 divestiture of a small facility in Work Furniture reduced sales 1%

•	EBIT decreased $20 million and adjusted[1] EBIT decreased $17 million

•	Adjusted[1] EBIT decreased primarily from lower volume impacts, margin compression in our Flooring business, currency impact, and start-up costs associated with a new Home Furniture facility in Vietnam

2026 GUIDANCE AND CONFERENCE CALL

On April 13, 2026, the Company entered into an agreement to be acquired by Somnigroup International Inc. (NYSE: SGI). The transaction is anticipated to close by year-end 2026, subject to customary closing conditions, including approval by Leggett & Platt’s shareholders and receipt of applicable regulatory approvals. As is customary while a transaction is pending, Leggett & Platt’s previously issued guidance for 2026 is not being updated in conjunction with this quarter’s earnings release and should no longer be relied upon. Additionally, Leggett & Platt will not host a conference call. For further details on quarterly performance, please refer to Leggett & Platt’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is expected to be filed today with the Securities and Exchange Commission.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 143-year-old Company is a leading supplier of bedding components and solutions; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; and hydraulic cylinders for material handling and heavy construction applications.

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FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by words such as “expect,” “anticipate,” “estimate,” or by the context in which they appear, including, but not limited to, the health of the U.S. bedding industry, consumer activity, EBIT benefit from restructuring activities, future growth and value creation as well as the delivery of compelling strategic and financial value for customers, employees and shareholders associated with the Somnigroup Merger (as defined below), and the closing of the Somnigroup Merger by year-end 2026 subject to customary closing conditions. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks include: risks associated with the Agreement and Plan of Merger, dated April 13, 2026 (as may be amended from time to time, the “Somnigroup Merger Agreement”), by and among Somnigroup International Inc. (“Somnigroup”), Sparrow Unity Corporation, a Missouri corporation and a direct, wholly owned subsidiary of Somnigroup (“Merger Sub”) and Leggett, pursuant to which, subject to the terms and conditions of the Somnigroup Merger Agreement, Merger Sub will merge with and into Leggett (the “Somnigroup Merger”), with Leggett surviving the Somnigroup Merger as a direct, wholly owned subsidiary of Somnigroup, including (i) Leggett’s shareholders inability to determine the value of consideration to be received in a completed Somnigroup Merger because the exchange ratio is fixed and the market price of Somnigroup common stock will fluctuate; (ii) the completion of the Somnigroup Merger is subject to certain conditions that may not be satisfied or waived, including Leggett shareholder approval and certain governmental and regulatory approvals; (iii) an event, change or other circumstance could give rise to delays in completing the Somnigroup Merger or the termination of the Somnigroup Merger Agreement; (iv) Leggett’s business relationships may be subject to disruption due to uncertainty associated with the Somnigroup Merger; (v) the diversion of management time from ongoing business operations and opportunities as a result of the Somnigroup Merger; (vi) failure to complete the Somnigroup Merger could negatively impact the share price and the future business and financial results of Leggett; (vii) potential litigation against the Company could result in substantial costs, an injunction preventing the completion of the Somnigroup Merger and/or a judgment resulting in the payment of damages; (viii) the Company will incur significant transaction and merger-related costs in connection with the Somnigroup Merger; and (ix) the possibility that the expected benefits of the Somnigroup Merger are not realized when expected or at all; impacts of the Iranian war; increased trade costs, including tariffs; regarding the 2024 and 2026 Restructuring Plans, our ability to timely receive anticipated EBIT benefits, and expected net cash from real estate sales, our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain necessary raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our credit facility; supply chain shortages and disruptions; our ability to manage working capital; our ability to collect receivables; price and product competition; cost of raw materials, labor and energy; cash generation sufficient to pay our debts or the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax audits and rates; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and wire mills and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, or governmental action; ability to develop innovative products; foreign currency fluctuation; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; sustainability obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs. There may be other factors that may cause Leggett’s actual results to differ materially from the forward-looking statements. Leggett does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT: Investor Relations

Ryan M. Kleiboeker, Executive Vice President

(417) 358-8131 or invest@leggett.com

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LEGGETT & PLATT	Page 5 of 7	May 7, 2026

RESULTS OF OPERATIONS	FIRST QUARTER
(In millions, except per share data)	2026	2025	Change
Trade sales	$918.2	$1,022.1	(10)%
Cost of goods sold	747.5	832.1

Gross profit	170.7	190.0	(10)%
Selling & administrative expenses	121.5	123.6	(2)%
Amortization	3.6	5.0
Other (income) expense, net	1.1	(1.5)

Earnings before interest and income taxes	44.5	62.9	(29)%
Net interest expense	12.6	17.8

Earnings before income taxes	31.9	45.1
Income taxes	11.9	14.5

Net earnings	20.0	30.6
Less net income from noncontrolling interest	—	—

Net Earnings (loss) Attributable to L&P	$20.0	$30.6	(35)%

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.14	$0.22	(36)%
Shares outstanding
Common stock (at end of period)	136.4	135.1	1.0%
Basic (average for period)	139.3	137.8
Diluted (average for period)	141.0	138.6	1.7%

CASH FLOW	FIRST QUARTER
(In millions)	2026	2025	Change
Net earnings	$20.0	$30.6
Depreciation and amortization	28.2	31.6
Working capital decrease (increase)	(118.2)	(64.2)
Impairments	2.8	0.3
Other operating activities	11.1	8.5

Net Cash from Operating Activities	$(56.1)	$6.8	NM
Additions to PP&E	(24.3)	(13.3)
Proceeds from disposals of assets and businesses	14.3	5.6
Dividends paid	(6.8)	(6.7)
Repurchase of common stock, net	(3.4)	(2.0)
Additions (payments of) to debt, net	0.3	69.0
Other	(0.9)	3.0

Increase (Decrease) in Cash & Equivalents	$(76.9)	$62.4

BALANCE SHEET	Mar 31,	Dec 31,
(In millions)	2026	2025	Change
Cash and equivalents	$510.5	$587.4
Receivables	520.2	475.9
Inventories	663.3	622.6
Other current assets	53.0	57.7

Total current assets	1,747.0	1,743.6	0%
Net fixed assets	658.4	664.0
Operating lease right-of-use assets	129.9	137.9
Goodwill	747.6	751.4
Intangible assets and deferred costs, both at net	236.2	239.5

TOTAL ASSETS	$3,519.1	$3,536.4	—%

Trade accounts payable	$467.9	$466.6
Current debt maturities	1.6	1.5
Current operating lease liabilities	50.0	51.5
Other current liabilities	229.2	255.4

Total current liabilities	748.7	775.0	(3)%

Long-term debt	1,496.6	1,496.2	0%
Operating lease liabilities	99.7	106.7
Deferred taxes and other liabilities	134.4	135.9
Equity	1,039.7	1,022.6	2%

Total Capitalization	2,770.4	2,761.4	0%

TOTAL LIABILITIES & EQUITY	$3,519.1	$3,536.4	—%

LEGGETT & PLATT	Page 6 of 7	May 7, 2026

SEGMENT RESULTS [1]	FIRST QUARTER
(In millions)	2026	2025	Change
Bedding Products
Trade sales	$364.9	$390.7	(7)%
EBIT	25.7	9.6	168%
EBIT margin	7.0%	2.5%	450 bps [2]
Restructuring, restructuring-related, and impairment charges	4.7	3.4
Gain on sale of real estate	(9.5)	—

Adjusted EBIT [3]	20.9	13.0	61%
Adjusted EBIT margin [3]	5.7%	3.3%	240 bps
Depreciation and amortization	12.4	13.0

Adjusted EBITDA	33.3	26.0	28%
Adjusted EBITDA margin	9.1%	6.7%	240 bps
Specialized Products
Trade sales	$244.1	$300.1	(19)%
EBIT	17.7	28.4	(38)%
EBIT margin	7.3%	9.5%	(220) bps
Restructuring, restructuring-related, and impairment charges	—	3.4

Adjusted EBIT [3]	17.7	31.8	(44)%
Adjusted EBIT margin [3]	7.3%	10.6%	(330) bps
Depreciation and amortization	8.1	10.4

Adjusted EBITDA	25.8	42.2	(39)%
Adjusted EBITDA margin	10.6%	14.1%	(350) bps
Furniture, Flooring & Textile Products
Trade sales	$309.2	$331.3	(7)%
EBIT	4.4	24.8	(82)%
EBIT margin	1.4%	7.5%	(610) bps
Restructuring, restructuring-related, and impairment charges	0.2	0.1
Gain on sale of real estate	—	(3.2)

Adjusted EBIT [3]	4.6	21.7	(79)%
Adjusted EBIT margin [3]	1.5%	6.5%	(500) bps
Depreciation and amortization	4.3	4.9

Adjusted EBITDA	8.9	26.6	(67)%
Adjusted EBITDA margin	2.9%	8.0%	(510) bps
Total Company
Trade sales	$918.2	$1,022.1	(10)%
EBIT - segments	47.8	62.8	(24)%
Intersegment eliminations and other	(3.3)	0.1

EBIT	44.5	62.9	(29)%
EBIT margin	4.8%	6.2%	(140) bps
Restructuring, restructuring-related, and impairment charges	4.9	6.9
Gain on sale of real estate	(9.5)	(3.2)
Somnigroup merger costs	3.5	—

Adjusted EBIT [3]	43.4	66.6	(35)%
Adjusted EBIT margin [3]	4.7%	6.5%	(180) bps
Depreciation and amortization - segments	24.8	28.3
Depreciation and amortization - unallocated [4]	3.4	3.3

Adjusted EBITDA	$71.6	$98.2	(27)%
Adjusted EBITDA margin	7.8%	9.6%	(180) bps

LAST SIX QUARTERS	2024	2025				2026
Selected Figures (In Millions)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,056.4	1,022.1	1,058.0	1,036.4	938.6	918.2
Sales growth (vs. prior year)	(5)%	(7)%	(6)%	(6)%	(11)%	(10)%
Volume growth (same locations vs. prior year)	(4)%	(5)%	(7)%	(6)%	(9)%	(9)%
Adjusted EBIT [3]	55.6	66.6	75.6	72.8	47.9	43.4
Cash from operations	122.3	6.8	84.0	125.9	121.5	(56.1)
Adjusted EBITDA (trailing twelve months) [3]	402.5	404.1	405.6	395.4	385.3	358.7
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	3.76	3.77	3.51	2.62	2.36	2.75

Organic Sales (Vs. Prior Year) [6]	4Q	1Q	2Q	3Q	4Q	1Q
Bedding Products	(6)%	(12)%	(10)%	(9)%	(10)%	(6)%
Specialized Products	(5)%	(5)%	(5)%	(2)%	(4)%	(2)%
Furniture, Flooring & Textile Products	(4)%	(1)%	(2)%	—%	(2)%	(6)%
Overall	(5)%	(7)%	(6)%	(4)%	(6)%	(5)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	May 7, 2026

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 10

Non-GAAP Adjustments [7]	2024	2025				2026
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Goodwill impairment	0.7	—	—	—	—	—
Gain on sale of Aerospace Products Group	—	—	—	(86.8)	(4.1)	—
Restructuring, restructuring-related, and impairment charges	15.5	6.9	3.6	4.1	21.6	4.9
Gain on sale of real estate	(4.3)	(3.2)	(18.4)	(2.5)	(5.0)	(9.5)
Net gain from insurance proceeds	—	—	—	(13.1)	(21.6)	—
Pension settlement	—	—	—	—	22.0	—
Somnigroup merger costs	—	—	—	—	3.4	3.5

Non-GAAP Adjustments (Pretax) [8]	11.9	3.7	(14.8)	(98.3)	16.3	(1.1)
Income tax impact	(2.7)	(1.3)	3.6	9.0	(10.0)	1.9
Special tax item [9]	5.4	—	—	2.3	—	—

Non-GAAP Adjustments (After Tax)	14.6	2.4	(11.2)	(87.0)	6.3	0.8

Diluted shares outstanding	138.2	138.6	139.6	140.2	140.4	141.0
EPS Impact of Non-GAAP Adjustments	0.11	0.02	(0.08)	(0.62)	0.04	0.01

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2024	2025				2026
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,056.4	1,022.1	1,058.0	1,036.4	938.6	918.2
EBIT (earnings before interest and taxes)	43.7	62.9	90.4	171.1	31.6	44.5
Non-GAAP adjustments (pretax)	11.9	3.7	(14.8)	(98.3)	16.3	(1.1)

Adjusted EBIT	55.6	66.6	75.6	72.8	47.9	43.4

EBIT margin	4.1%	6.2%	8.5%	16.5%	3.4%	4.8%
Adjusted EBIT Margin	5.3%	6.5%	7.1%	7.0%	5.1%	4.7%

EBIT	43.7	62.9	90.4	171.1	31.6	44.5
Depreciation and amortization	34.1	31.6	29.7	29.4	31.7	28.2

EBITDA	77.8	94.5	120.1	200.5	63.3	72.7
Non-GAAP adjustments (pretax)	11.9	3.7	(14.8)	(98.3)	16.3	(1.1)

Adjusted EBITDA	89.7	98.2	105.3	102.2	79.6	71.6

EBITDA margin	7.4%	9.2%	11.4%	19.3%	6.7%	7.9%
Adjusted EBITDA Margin	8.5%	9.6%	10.0%	9.9%	8.5%	7.8%

Diluted EPS	0.10	0.22	0.38	0.91	0.18	0.14
EPS impact of non-GAAP adjustments	0.11	0.02	(0.08)	(0.62)	0.04	0.01

Adjusted EPS	0.21	0.24	0.30	0.29	0.22	0.15

Net Debt to Adjusted EBITDA [11]	2024	2025				2026
(In millions, except ratios)	4Q	1Q	2Q	3Q	4Q	1Q
Total debt	1,864.1	1,936.4	1,793.5	1,497.2	1,497.7	1,498.2
Less: cash and equivalents	(350.2)	(412.6)	(368.8)	(460.7)	(587.4)	(510.5)

Net debt	1,513.9	1,523.8	1,424.7	1,036.5	910.3	987.7
Adjusted EBITDA, trailing 12 months	402.5	404.1	405.6	395.4	385.3	358.7

Net Debt / 12-month Adjusted EBITDA	3.76	3.77	3.51	2.62	2.36	2.75

Aerospace Products Group	2024	2025				2026
(In millions)	4Q	1Q	2Q	3Q	4Q	1Q
Net trade sales	52.2	53.0	50.6	28.6	—	—
EBIT	7.9	7.2	9.3	3.2	—	—
Depreciation and amortization	2.6	2.5	—	—	—	—
Net Earnings (assuming a 25% tax rate)	5.9	5.4	7.0	2.4	—	—
[7] Management and investors use these measures as supplemental information to assess operational performance. [8] The non-GAAP adjustments are included in the following lines of the income statement:
	2024	2025				2026
	4Q	1Q	2Q	3Q	4Q	1Q
Cost of goods sold	8.7	0.5	—	1.7	1.4	1.2
Selling & administrative expenses	4.5	1.7	—	—	3.6	3.5
Other (income) expense, net	(1.3)	1.5	(14.8)	(100.0)	11.3	(5.8)

Total Non-GAAP Adjustments (Pretax)	11.9	3.7	(14.8)	(98.3)	16.3	(1.1)

[9]

The special tax item of $2.3 in Q3 2025 is related to recent U.S. corporate income tax law changes, and the $5.4 in Q4 2024 is the deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment.

[10]	Calculations impacted by rounding.
[11]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.